UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

Date of Report (Date of earliest event reported): September 7, 2021 (August 31, 2021)

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

From August 31, 2021 through September 7, 2021, CytoDyn Inc., a Delaware corporation (the “Company”), issued in a private placement to accredited investors a total of 3,872,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), together with warrants to purchase a total of 968,000 shares of Common Stock at an exercise price of $1.00 per share. The securities were issued with a combined purchase price of $1.00 per fixed combination of one share of Common Stock and one quarter of one warrant to purchase one share of Common Stock, for total gross proceeds to the Company of $3,872,000. The warrants have a five-year term and are immediately exercisable. Copies of the forms of warrant and subscription agreement are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K. The foregoing summary of the terms of the forms of warrant and subscription agreement is subject to, and qualified in its entirety by, such documents, which are incorporated herein by reference

The representations, warranties and covenants contained in the subscription agreements were made solely for the benefit of the parties to the subscription agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the subscription agreements and not as statements of fact, and (ii) may apply standards of materiality that are different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the form of the subscription agreement is included with this filing only to provide information to investors regarding the terms of the private placement, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts regarding or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the subscription agreements, which subsequent information may or may not be fully reflected in public disclosures.

The Company relied on the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act), for the sales of securities to accredited investors in the private placement.

Also, from August 31, 2021 through September 7, 2021, the Company entered into Warrant Exercise Inducement Agreements (the “Exercise Agreements”) with four holders of outstanding warrants (“Exercise Warrants”) to purchase an aggregate of 1,263,750 shares of Common Stock (the “Warrant Shares”). The Exercise Warrants had exercise prices ranging from $0.45 to $0.75 per share and were issued in various financing transactions between January 23, 2018 and December 9, 2019, expiring five years from their respective dates of issuance.

Pursuant to the Exercise Agreements, as an inducement to exercise the Exercise Warrants immediately for cash, the Company and the holders agreed to negotiated exercise prices ranging from $0.90 to $1.50 per share, and the Company agreed to issue to each Exercise Warrant holder upon exercise an additional share of Common Stock (collectively, the “Additional Shares”) for each share of Common Stock underlying the Exercise Warrants. In the aggregate, from August 31, 2021 through September 7, 2021, 2,527,500 shares of Common Stock, which includes the 1,263,750 Warrant Shares and 1,263,750 Additional Shares, were issued in these transactions for aggregate gross proceeds to the Company of $1,675,375.

The Warrant Shares and Additional Shares were sold to accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act.

The form of Exercise Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing summary of the terms of the Exercise Agreement is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Company is providing this disclosure under this Item 3.02 because its unregistered sales of equity securities, in the aggregate, since its Form 10-K filed July 30, 2021, exceeds 1% of the number of shares of common stock outstanding as of May 31, 2021.

The information contained in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

In August 2021, the Company and the holder of a secured convertible promissory note issued on November 10, 2020 (the “November 2020 Note”), entered into exchange agreements pursuant to which the November 2020 Note was partitioned into new notes (the “Partitioned Notes”) with an aggregate balance of approximately $5.0 million, including accrued interest. The outstanding balance of the November 2020 Note was fully retired by the Partitioned Notes. The Company and the investor exchanged the Partitioned Notes for approximately 4.4 million shares. The Company relied upon the exemption provided by Section 3(a)(9) of the Securities Act for the exchange transactions described above.

In connection with a fee dispute with an investment banking firm regarding private placements of equity securities by the Company during 2018, 2019 and 2020 in which the firm acted as placement or soliciting agent, or was otherwise due a tail fee regarding subsequent investments by certain investors, the Company entered into a settlement agreement with the firm that included the issuance, on August 27, 2021, of warrants to purchase 1,600,000 shares of common stock with an exercise price of $0.40 per share and a seven-year term. The warrants provide for cashless exercise. The warrants were issued and the shares issuable upon exercise of the warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering of securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

EXHIBIT INDEX

Exhibit	Description

4.1	Form of Warrant

10.1	Form of Subscription Agreement

10.2	Form of Warrant Exercise Inducement Agreement

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: September 7, 2021	By	/s/ Antonio Migliarese
Antonio Migliarese Chief Financial Officer